Exhibit 99.4

Comparison of Integrated White Blood Cell -Galactosidase A Activity Exposure Between Every-Other-Day Orally Administered Migalastat and Biweekly Infusions F. K. Johnson1, K. J. Valenzano1, and J. Castelli1 1Amicus Therapeutics, Cranbury, NJ USA of Agalsidase Beta or Agalsidase Alfa randomized double-blind, placebo-controlled study, and AT1001-012, a randomized, open-label, comparator study with ERT and migalastat. Both Phase 3 studies periodically for up to 24 months. AT1001-013 was an open-label, single dose study in a fixed sequence with ERT alone first, and then co-administered with either in Fabry patients, the outcome of which was used in the current analyses. -Gal A activity in WBCs was measured pre-infusion, and at 2, 4, 24, 168, and 336 rate of turn-over of an artificial substrate, 4-MUG to 4-MU. Circulating WBCs were selected as an example of a surrogate for tissue uptake because of ease of similar changes in skin and kidney -Gal A activity levels.e The data analysis methods were comprised of modeling and simulations to predict exposure of WBC dose 1 mg/kg Agalsidase beta or 0.2 mg/kg Agalsidase alfa 1 mg/kg agalsidase beta and is approximately 6-fold greater than that seen following a 0.2 mg/kg rate constants for a multiple-dose simulation. Multiple-7 every-other-day oral administrations of 150 mg noncompartmental analysis on the 14-day multiple-dose indicated by the arrows and followed by an inhibitory phase lasting another 24 hours. based on in vitro data and animal models. The following constant or zero-order rate of increase in -Gal A the characterization of -Gal A activity in plasma and patients is represented as the blue line plotted on the • Therefore, some individuals may have greater or lesser responses C ha nge f r o m B a s e l i ne i n  - G a l A A c t i v i t y i n W B C s ( n m o l / h r / m g ) P l asm a M i g al ast a t C o n c ( n M ) C ha nge f r o m B a s e l ine in  - G a l A A c t i v i t y i n W B C s ( n m o l / h r / m g ) * C ha nge f r o m B a s e l i ne i n  - G a l A A c t i v i t y i n W B C s ( n m o l / h r / m g ) * Introduction Fabry disease is an x-linked -galactosidase (-Gal A) deficiency. It involves progressive globotriaosylcerimide (GL-3) accumulation, which affects multiple organs and organ systems including the kidney and heart. Currently approved treatments include once-every-other-week infusions with enzyme replacement therapies 1 mg/kg agalsidase beta or 0.2 mg/kg agalsidase alfa. Misfolded or unstable -Gal A is degraded in the endoplasmic reticulum. Migalastat HCl is a low molecular weight iminosugar and is an analogue of the terminal galactose of GL-3 that binds to the active site of -Gal A. Pre-clinical in vitro and in vivo studies have demonstrated that migalastat acts as a pharmacological chaperone for -Gal A, selectively and reversibly binding, with high affinity, to the active site of both wild-type and specific mutant forms of -Gal A, the genotypes of which are referred to as amenable mutations.a In in vitro and in vivo models bound migalastat stabilizes -Gal A, slowing its denaturation at neutral pH and body temperature.b Migalastat binding stabilizes these mutant forms of -Gal A in the endoplasmic reticulum facilitating their proper trafficking to lysosomes where dissociation of migalastat allows -Gal A to reduce GL-3 storage material. In contrast, misfolded and/or unstable -Gal A is recognized by the endoplasmic reticulum quality control system as aberrant and targeted for degradation, never reaching the lysosome.c The PK of migalastat has been well-characterized. Migalastat is dose proportional from 50 to 1250 mg, well absorbed in 3 hours, and has a terminal half-life of approximately 4 hours.d Data Analysis Methods The studies included in this data analysis were two Phase 3 studies, AT1001-011 and AT1001-012, and a Phase 2a study, AT1001-013. AT1001-011 was a were conducted in Fabry patients with amenable mutations, patients were dosed with migalastat every-other-day, and -Gal A activity in WBCs were measured 150 mg or 450 mg migalastat in male Fabry patients with any mutation. An additional arm with 150 mg migalastat alone was used to characterize the plasma PK hours post-start of infusion of agalsidase. The bioanalytical method for determination of -Gal A activity in WBCs was a fluorescence assay, which measured the sampling, as well as excellent exposure to both agalsidase and migalastat. Importantly, migalastat-mediated changes in WBC -Gal A levels were associated with -Gal A activity following oral administration of 150 mg migalastat every-other-day for 7 doses, 14 days total, and noncompartmental analyses to estimate mean WBC -Gal A activity exposure following single infusions of 1 or 0.2 mg/kg agalsidase beta or alfa, respectively. Migalastat administration results in more consistent levels of WBC -Gal A Activity Figure 1. WBC -Gal A Activity Following 150 mg Migalastat QOD X 7 Doses vs. Single-Table 1. WBC -Gal A Activity PK Summary 1 . 0 m g / kg A g a l s i d ase B e t a 150 m g M i g a l a s t at Q O D S i m u l a t i o n 0 . 2 m g / kg A g a l s i d ase A l f a 100 10 As shown in Figure 1, every-other-day dosing with migalastat suggests more consistent levels of -Gal A activity compared to a 14-day ERT dosing interval. As shown in Table 1, simulated migalastat AUC for WBC -Gal A activity is comparable to that seen following a single dose of 1 agalsidase alfa. Single doses of agalsidase beta resulted in higher Cmax values (mean of 105.9) with rapidly declining -Gal A activity. The simulated AUC for migalastat represents an attenuated Cmax with more consistent levels of activity as a result of every-other-day dosing over the same 14-day 0 .1 interval. All baseline endogenous levels of activity were subtracted from each time point for 0 48 96 144 192 240 288 336 estimation of PK parameters. The exposure values presented in the abstract were not baseline-T i m e ( h r ) corrected. Proposed Relationship of Plasma Migalastat to WBC -Gal A Activity Figure 2. Plasma Migalastat and WBC -Gal Activity vs. Time (14 Days) Before simulating -Gal A activity over a 14-day interval, a hypothetical single-dose model was established. Data 100000100from 79 Fabry patients were pooled from the 011 and 012 Phase 3 studies. The time of blood sampling for -Gal A activity determinations were not recorded in either Phase 3 study. Therefore, a hypothetical activity-time curve was constructed using actual WBC -Gal A 1000010activity data from Phase 3 studies in Fabry patients. Each value was baseline-corrected and were used to create the red line plotted on the right Y-axis. The shape of this curve was based upon the pharmacokinetic characterization of  Gal A activity in plasma and 10001WBCs, and the duration of inhibition by migalastat assumptions were made for assigning time points to WBC activity values: duration of inhibition by migalastat from Time 0 to approximately 24 hours post-dose, a 1000 .1activity with maximum activity attained by roughly 3 081624324048hours, and a biphasic elimination rate consistent with T i m e ( h r ) WBCs. Migalastat in plasma from the 013 study in Fabry left Y-axis. Multiple-dose Simulation Figure 3. WBC -Gal A Activity Simulation Following 7 Doses with 150 mg Migalastat QOD The next step was to fit a 2-compartment model to the 100 activity-time curve to obtain volume of distribution and dose simulation was performed for a total of 14 days or migalastat. An overall AUC was estimated by a simulation. The time of migalastat dose administration is phase lasting approximately 24 hours, and an activation 1 e ( h r ) Conclusions Based on Modeling and Simulation and Limitations of the Analysis Conclusions: •Following Q14d single-dose infusions with agalsidase beta or alfa to Fabry patients, or 7 QOD oral administrations of 150 mg migalastat HCl to Fabry patients with amenable mutations over 14 days, -Gal A in WBCs were: •Comparable between agalsidase beta and migalastat, but were 6-fold greater for migalastat compared to agalsidase alfa. •More consistent following QOD administration of migalastat, which provided lower Cmax values and higher Ctrough values than single infusions of agalsidase which ultimately suggests more consistent cellular -Gal A activity levels. Limitations: •Time of sampling relative to dosing for WBC activity data from Phase 3 studies AT1001-011 and -012 was not recorded •Therefore, a hypothetical activity level-time curve was constructed from actual data •Selected activity levels from the combined 011 and 12 data sets were assigned to fit an assumed constant and rapid rate of increase and biphasic elimination rate based upon the characterization of -Gal A in plasma •WBCs are not a disease-relevant tissue for Fabry •However, circulating WBCs were selected as an example of tissue uptake because of ease of sampling, ample exposure to both -Gal A ERT and migalastat, and association with similar migalastat-mediated changes in -Gal A activity levels that were observed in skin and kidney tissue •WBC -Gal A activity may be overestimated following agalsidase administration to IgG positive patients who have greater uptake of -Gal A into WBCsf •The hypothetical model and simulation presented here represents a mosaic of different amenable mutant forms Presented at The World Symposium for Lysosomal Disorders Annual Meeting March, 2016 San Diego, CA References aIshii, Chang, et al. J Pharmacol Exp Ther. 2009. bBenjamin, Khana, et al. Mol Ther 2012. cYam, Zuber, et al. Am J Physiol, Cell Physiol. 2006. dJohnson, Mudd, et al. Clin Pharmacol Drug Develop. 2013. eGermain, Giugliani, et al. Orphanet J Rare Dis. 2012. fLinthorst, Hollak, et al. Kidney Int’l. 2004. 10 0 48 96 144 T i m 192 240 288336 Time of migalastat dose Treatment (N) AUC [hr*(nmol/hr/mg)] Cmax (nmol/hr/mg) Study 150 mg migalastat HCl (79) 2969 39.9 Combined 011/012 1.0 mg/kg agalsidase  (9) 3091 105.9 AT1001-013 0.2 mg/kg agalsidase  (8) 485 4.83 AT1001-013